UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2010
SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-791-7600
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Global Manufacturing Strategy Update
     Sealed Air Corporation (“we” or “our”) announced our global manufacturing strategy program, or GMS, in 2006. In our quarterly report on Form 10-Q for the quarterly period ended September 30, 2010, we indicated that we anticipated an additional $1 million of costs in the fourth quarter of 2010 related to completing this program. Since that time, however, our management has identified additional remaining restructuring charges of approximately $4 million that we expect to record in the fourth quarter of 2010. These estimated additional charges mark the completion of our GMS program.
     As a result of these additional restructuring charges, total associated costs and restructuring and other charges related to our GMS program will be approximately $9 million in 2010. We will exclude these charges, which equate to approximately $0.03 per common diluted share, from our non-U.S. GAAP adjusted diluted net earnings per common share calculation for 2010.
European Manufacturing Facility Closure
     On December 27, 2010, we informed affected employees that we would be closing a small industrial shrink packaging manufacturing facility in Europe. We are taking this action based on our review of operating costs and technology levels in an effort to simplify our plant network and improve our operating efficiency. We estimate that we will incur total associated costs and restructuring and other charges of approximately $7 to $9 million in connection with this course of action. This course of action is not part of our GMS program mentioned above.
     We anticipate that we will record approximately $7 million of costs in 2010. These costs equate to approximately $0.03 per common diluted share, and we will exclude these charges from our non-U.S. GAAP adjusted diluted net earnings per common share calculation for 2010. We will record the remainder of approximately $1 to 2 million in future years, predominantly in 2011.
Cautionary Notice Regarding Forward-Looking Statements
     Some of our statements in this Current Report on Form 8-K are forward-looking. These statements include comments as to future events and trends affecting our business, which are based upon our management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside our control. Forward-looking statements can be identified by such words as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “should,” “will” and similar expressions. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: general economic conditions, particularly as they affect packaging utilization; changes in raw material costs; currency translation effects; the success of our global manufacturing strategy; the effects of animal and food-related health issues; tax rates; and legal proceedings. A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as they may be revised and updated by our Forms 10-Q and 8-K filed with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By: Name:	/s/ Mary A. Coventry Mary A. Coventry
Title:	Vice President
Dated: January 3, 2011

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